UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2010

Pennichuck Corporation
 (Exact name of registrant as specified in its charter)

New Hampshire	0-18552	02-0177370
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Manchester Street, Merrimack, New Hampshire	03054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 882-5191

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective March 24, 2010, Pennichuck Corporation (the “Company”) and American Stock Transfer & Trust Company, LLC (the “Rights Agent”) entered into the Seventh Amendment to the Rights Agreement (as amended, the “Rights Agreement”) by and between the Company and the Rights Agent, which Rights Agreement was originally adopted on April 20, 2000. The Seventh Amendment to the Rights Agreement extends the expiration of the Rights under the Rights Agreement from April 19, 2010 to November 1, 2010.

Effective March 24, 2010, the Board of Directors of Pennichuck Corporation voted unanimously to extend the expiration date of the Rights under the Rights Agreement (“Rights”) from April 19, 2010 to November 1, 2010. In general, the reasons for instituting and maintaining a Rights Agreement include providing shareholders with adequate time to properly assess the merits of any proposed tender offer or similar transaction; encouraging the development of alternative transactions or competing take-over bids under such circumstances; giving the directors adequate time to fully consider any such tender offer and any alternative transaction or competing take-over bid or other strategy to maximize shareholder value; and enhancing the leverage the directors have in negotiations with any potential acquirer.

One factor influencing the Board’s decision to extend the Rights until November 1, 2010 was the uncertain outcome of the appeal then pending before the New Hampshire Supreme Court regarding the Company’s eminent domain dispute with the city of Nashua, New Hampshire. As noted in a separate Form 8-K filed today on this decision, the Supreme Court affirmed in its entirety the July 25, 2008 decision by the New Hampshire Public Utilities Commission. Over the next several months, settlement discussions could occur between the Company and Nashua. The Board of Directors believes that an extension of the Rights at this time could enhance the prospects of maximizing shareholder value in connection with any such discussions. Furthermore, the Board is of the view that this extension is unlikely to have any effect on the possible initiation of independent acquisition interest by any party other than Nashua, because of the short duration of the extension and because the extension will likely run substantially concurrent with continued eminent domain proceedings and/or related settlement discussions. We believe a third party would be unlikely to initiate acquisition interest while eminent domain proceedings or settlement discussions with the city of Nashua remain active.

Item 3.03. Material Modification to Rights of Security Holders.

Effective March 24, 2010, Pennichuck Corporation (the “Company”) and American Stock Transfer & Trust Company, LLC (the “Rights Agent”) entered into the Seventh Amendment to the Rights Agreement (as amended, the “Rights Agreement”) by and between the Company and the Rights Agent, which Rights Agreement was originally adopted on April 20, 2000. The Seventh Amendment to the Rights Agreement extends the expiration of the Rights under the Rights Agreement from April 19, 2010 to November 1, 2010.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Seventh Amendment to Rights Agreement, effective as of March 24, 2010, by and between Pennichuck Corporation and American Stock Transfer & Trust Company, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNICHUCK CORPORATION

(Registrant)

Date: March 26, 2010

By: /s/ Thomas C. Leonard
Thomas C. Leonard
Senior Vice President and Chief Financial Officer